UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2016

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Special Meeting of Shareholders was held on January 28, 2016. Of the 33,902,630 shares of our common stock entitled to vote at the meeting, 22,307,127 shares were present at the meeting in person or by proxy. Our shareholders voted on and approved the following items.

1.	Our shareholders approved and adopted the Agreement and Plan of Merger, dated November 1, 2015, by and among Hutchinson Technology Incorporated, Headway Technologies, Inc. and Hydra Merger Sub, Inc., as it may be amended from time to time, which we refer to as the merger agreement, with voting as follows:

For	Against	Abstain
21,754,214	484,160	68,753

2.	Our shareholders approved an increase in the conversion rate for Hutchinson Technology Incorporated’s 8.50% Convertible Senior Notes due 2019, with voting as follows:

For	Against	Abstain
21,234,746	696,532	375,849

3.	Our shareholders approved one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting, with voting as follows:

For	Against	Abstain
21,078,299	922,464	306,364

4.	Our shareholders approved, by non-binding advisory vote, compensation that will or may become payable by Hutchinson Technology Incorporated to its named executive officers in connection with the merger contemplated by the merger agreement, with voting as follows:

For	Against	Abstain
19,658,321	2,042,007	606,799

Each proposal is described in detail in our definitive proxy statement, which was filed with the Securities and Exchange Commission on December 15, 2015, and first mailed to our shareholders on or about December 17, 2015. We expect to complete the transactions contemplated by the merger agreement either late in the first calendar quarter or during the second calendar quarter of 2016, subject to the closing conditions specified in the merger agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: January 28, 2016	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer